EXHIBIT 10.2


                   MANUFACTURING AND DISTRIBUTION AGREEMENT

            This MANUFACTURING AND DISTRIBUTION AGREEMENT (the "Agreement") is entered into as of June --, 2000 by and between EMI Music Distribution ("EMD"), a division of Capitol Records, Inc., a Delaware corporation ("Capitol"), and 2KSounds.com, a California corporation ("Company").

                                    RECITALS

            A. Company is engaged in the business of acquiring rights in and producing Masters for the manufacture and distribution of Records derived therefrom.

            B.    EMD  is  engaged  in  the  business  of  manufacturing   and
distributing recorded music.

            C. Company desires for EMD to manufacture and distribute Records for Company from Masters owned, controlled by or licensed to Company in the Territory.

            D. As part of the consideration to EMD for entering into this Agreement, Company is issuing shares to Virgin Holdings, Inc., an affiliate of Capitol, pursuant to a Stock Issuance Agreement, as of the date hereof.

            THEREFORE, it mutually is agreed as follows:

      A.    GENERAL TERMS

            1.    Definitions.

                  As used in this Agreement, the following terms shall have the meanings set forth below:

                  a. "Cassette" or "Cassettes" shall mean and refer to a Record in the form of pre-recorded analog or digital audio tape recordings in the cassette configuration (including those that are digitally mastered).

                  b. "Compact Disc" shall mean and refer to a Record which is replayed by means of a laser (and shall include, without limitation, so-called "enhanced CDs" and "CD-ROM").

                  c. "Components" shall mean and refer to the packaging, merchandising or promotional elements included in the Containers or utilized in connection therewith, including, without limitation, inserts, cards, and stickers, but excluding the

                  d. "Containers" shall mean and refer to the jewel boxes, Norelco Boxes or other containers into which Compact Discs, Cassettes, DVDs or other formats of Records are collated, together with shrink-wrap or other material used to protect or seal such Containers and cartons used in shipping the Compact Discs, Cassettes, DVDs and/or other formats of Records in their Containers.


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                  e.    "DVD" shall mean and refer to Digital  Versatile Discs
and shall include both DVD-Audio and DVD-Video.

                  f. "Electronic Transmission" shall mean and refer to the distribution, transmission or communication of a Record over a communication medium (including but not limited to wired and/or wireless systems, broadband, narrowband, or other Internet, Satellite, optical fibre, wire, cable or other means), whether now known or unknown or hereafter devised, from one location to a remote location, in such a manner that the Record when received at the remote location is sufficiently permanent or stable to permit it to be perceived, reproduced or otherwise communicated for a period of more than transitory duration at such remote location, and without regard to whether the sound recording or audiovisual work embodied in the Record is simultaneously performed in audible fashion during such distribution, transmission or communication.

                  g. "Master" or "Masters" shall mean and refer to all recordings in any form (including audio and audiovisual) from which Records may be derived, now or hereafter owned, controlled or distributed by, or licensed to, Company or any Person which directly or indirectly, controls, is controlled by, or is under common control with, Company.

                  h. "Person" shall mean and refer to any natural person, firm, corporation, partnership, limited liability company, association, union or other entity recognized by law.

                  i. "Record" or "Records" shall mean and refer to every form of reproduction, transmission or communication of Masters (whether now known or unknown and howsoever used, and whether embodying sound alone or synchronized with, or accompanied by, visual images, other sensory data or other information or material), whether such records are interactive or non-interactive, including, without limitation, discs of any configuration and/or format, mini-discs, digital compact cassettes, digital audio tapes, laser discs, solid state memory devices, digital versatile discs (both DVD-Audio and DVD-Video), compact discs capable of bearing visual images (including, without limitation, Enhanced CD and CD-ROM), Records sold via so-called "point-of sale" manufacturing, Records sold via Electronic Transmission, digital storage media of any kind, reel-to-reel tapes, cartridges, cassettes and tapes of any kind, and including the package into which Records may be assembled.

                  j. "Territory" shall mean and refer to the entire United States, and its territories and possessions, and all military bases or other locations where military or PX sales occur (whether located within or outside the United States).

            2.    Term.

                  a. The term of this Agreement (the "Term") shall commence as of June_, 2000 and shall continue for three (3) years, unless earlier terminated pursuant to the terms of this Agreement.


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            3.    Representations,  Warranties and Certain Covenants.  Company
covenants, represents and warrants to EMD as follows:

                  a. Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Company has the corporate right, power and authority to enter into this Agreement, to grant to EMD the exclusive rights set forth herein and to perform fully its obligations hereunder.

                  b. With respect to each Record furnished to EMD hereunder, Company presently is, or at the time of the manufacture, distribution and sale of such Record will be, the owner, assignee, exclusive licensee or distributor in the Territory of (i) the Master from which such Record is derived, (ii) all recorded performances embodied in such Record, (iii) the right to manufacture and distribute such Record in the Territory, (iv) all applicable sound recording copyrights in such Record, including all so-called "samples" from pre-existing masters, (v) all applicable copyrights in the graphic materials used in connection with all Components and the packaging, merchandising and commercial exploitation of such Record, (vi) all trademarks and tradenames used in or on such Record, and (vii) the right to grant EMD the rights to manufacture and distribute such Record in the Territory. Company shall register such sound recording and other copyrights (to the extent owned) with the United States Copyright Office. At EMD's reasonable request, Company shall permit EMD to inspect documents evidencing Company's rights as set forth in this subparagraph and shall deliver copies of such documents to EMD.

                  c. Company has and shall maintain good and marketable title to the Masters, or a right to exploit the Masters, which are embodied on Records to be distributed hereunder during the Term. There presently are no liens, levies, judgments, garnishments, encumbrances (collectively, "Liens"), claims, demands, disputes, litigation (or any other form of judicial or regulatory proceedings, pending or threatened), limitations of rights or obligations (collectively, "Claims") upon, concerning or in connection with Masters (other than royalty or similar obligations), Records derived therefrom, Components or manufacturing parts therefor and, except for any rights granted to EMD pursuant to Section H hereof (the "Security Provisions"), there shall be none during the Term. If any Lien or Claim should arise during the Term, without limiting EMD's rights or remedies, Company immediately shall notif~' EMD thereof in writing, and shall take whatever steps may be necessary or appropriate to defend any such Claim or eliminate such Lien.

                  d. All costs of recording the Masters have been or will be paid in full prior to the time Records derived therefrom are manufactured and distributed by EMD hereunder. All of the performers and other Persons whose services were furnished in connection with recording the Masters (and each selection thereon) were free to furnish such services, without such conduct constituting a material violation of any contract, contractual restriction or duty owed to any Person.

                  e. Masters, Records derived therefrom and all other materials and services furnished by Company hereunder, including (without limitation) advertising and promotion activities, album jackets and other packaging, artwork, liner notes, credits, merchandising materials and similar items and services (i) shall comply with all applicable laws


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and regulations, including (without limitation) those concerning trade regulation, payola, customs and obscenity and (ii) shall not violate, breach or infringe any contractual right, common law right or statutory right of any Person whatsoever (living or deceased), including (without limitation) rights with respect to patents, trademarks, tradenames, copyrights, defamation and rights of privacy and publicity. Notwithstanding the generality of the foregoing, Company presently has, or at the time of the manufacture and distribution of Records hereunder will have, the right and license to reproduce mechanically all compositions embodied in Records to be distributed hereunder. EMD may (but shall not be required to) request Company to furnish EMD with actual copies of Company's mechanical licenses for any or all of the compositions embodied on such Records, which Company thereupon promptly shall furnish to EMD.

                  f.    All   Masters   have  been  or  will  be  recorded  in
accordance with the applicable rules and regulations of the American Federation of Musicians ("A. F. of M.") and Company has made or will make payment in full for musicians' services at not less than applicable A. F. of
M. scale (including Pension and Welfare payments), it being understood and agreed that this representation and warranty is included for the benefit of the A.F. of M., as well as EMD, and may also be enforced by the A. F. of M., or by such Persons as the A.F. of M. may designate. Company shall enter into an Assumption Agreement with the licensor of any Masters subject to this Agreement, assuming such obligations. All American Federation of Television and Radio Artists ("AFTRA") members whose performances are embodied on
Masters, if any, have been, or will be, paid by Company not less than the minimum rates specified in the applicable AFTRA collective bargaining agreements, and, if applicable, all payments due to the AFTRA Health and Retirement funds have been, or will be, made by Company, and Company shall make any and all further AFTRA payments as and when due. All Masters have been, or will be, recorded in accordance with the rules and regulations of all other unions having jurisdiction over the recording thereof.

            4.    Company's Obligations.

                  a. Company solely shall be responsible for all activities and, as between EMD and Company, Company shall pay or cause to be paid all costs, expenses and charges incurred in connection with the creation of, or the acquisition of Company's rights in, Masters and Components, and all steps required to utilize Masters and Components in the manufacture of Records, including each of the following:

                        (i) The procurement, in writing, of all necessary rights, licenses, consents, authorizations and clearances to record the Masters and to produce, manufacture, use, sell, advertise, promote and distribute Records, together with Components, including (without limitation) (A) mechanical licenses for all copyrighted compositions embodied in any Record, (B) authorizations from each artist and any other Person whose name, likeness, performance or services are embodied in any Record or the Components or in any advertising or promotional materials in connection therewith, and (C) all consents and clearances necessary to use any copyrights, trademarks, tradenames, artist names, group names, artwork, patents or any similar intangible property rights of any Person in or on Masters, Records and Components; and


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                        (ii)  The payment of any  royalties,  fees,  costs and
other sums payable to any Person in connection with the creation of or the acquisition of Company's rights in the Masters and Components (and the rights granted hereunder by Company to enable EMD to manufacture and distribute Records derived therefrom), including (without limitation) all recording costs, all royalties and fees payable to artists, producers, engineers, musicians, publishers, writers and other Persons who rendered services or granted rights to Company in connection with the creation of the Masters; and all mechanical royalties.

                  b. Without limiting any of EMD's rights hereunder, EMD hereby reserves the right to refuse to manufacture or distribute at any time any Record that, in EMD's sole judgment, is obscene, defamatory, unlawful, likely to result in disputes or litigation or infringes upon the rights of others. In the event that EMD shall so refuse to manufacture or distribute any Record hereunder, EMD will promptly notify Company in writing, and Company thereupon shall have the option to obtain the manufacture of such Record from an alternative source or the distribution of such Record by some alternative manner.

                  c. Nothing in this Agreement shall be construed to prevent or restrict EMD or any of its affiliated labels from producing, manufacturing, distributing, promoting or otherwise exploiting records, whether or not competitive with any Records manufactured or distributed hereunder.

      B.    MANUFACTURING

            1.    Basic Order Requirements.

                  Company shall order from EMD all of its Compact Disc and Cassette manufacturing requirements in the Territory during the Term with respect to all Records, and during the Term, Company shall not itself manufacture Records, or license or allow any Person other than EMD to manufacture Records for Company in the Territory. Except as otherwise provided herein, EM]) shall furnish Company with all the materials and services specified in Exhibits A and B hereto in connection with the manufacture of Records ordered by Company hereunder.

            2.    Prices.

                  With respect to all Records manufactured by EMD hereunder, Company shall pay to EMD the prices set forth below:

                  a. For standard configurations of Records (other than Components) ordered by Company, the prices set forth in Exhibits A and B hereto for the basic services specified in said Exhibits (the "Basic Prices"). For special handling or the furnishing of materials or services not included in the basic services specified in Exhibits A and B, additional charges shall be quoted at the time those services are requested.

                  b. Company shall have the right to elect whether or not EMD shall include top-spine labels in all of the Compact Discs to be manufactured hereunder (i.~, Company cannot request so-called "top-spine labels" on certain units but not on others). If Company elects to include such labels, with respect to all such Compact Discs, the Base Price charged by EMD to


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Company hereunder as set forth on Exhibit A shall be increased by $0.04 per unit manufactured hereunder.

                  c. The parties hereto acknowledge that EMD may participate in a program to apply anti-theft electronic article security (EAS) tags to Compact Discs at the point of manufacture. It is agreed that if EMD shall commence the application of EAS tags, the per unit price of Compact Discs manufactured hereunder may be subject to increase in an amount to be charged to Company on a favored nations basis with other third party labels of EMD.

            3.    Certain Obligations of Company.

                  In addition to the obligations set forth in Paragraph 4 of Section A above, Company shall be solely responsible for all activities, and shall pay all costs, expenses and charges incurred in connection with:

                  a. The delivery of Masters, color separations and label copy to a location designated by EMD in the forms specified on Exhibits A and B;

                  b. Obtaining and Assigning ISRC Codes to each Master embodied on Records manufactured hereunder and ensuring the encoding thereof on all such Masters;

                  c. Selecting the carrier and method of transportation to deliver Masters, packaging Masters, arranging for their shipment and delivery to a location designated by EMD, and the payment of all freight charges for shipment of Masters to such location; and

                  d. Obtaining Components (but not Containers) for all Records, and their delivery in good condition to EMD's designated manufacturing facility, freight charges prepaid. Any Components referring to the services performed by EMD under this Agreement must be approved by EMD in advance of delivery.

            4.    Order Procedures.

                  a. Company and EMD shall mutually determine all quantities of Records to be manufactured hereunder. All orders for Records shall be evidenced by a written purchase order or fax, signed by an authorized representative of each of Company and EMD. Orders must include all information necessary to properly identify the product to be manufactured, including artist, title, catalog number, configuration, quantity, special handling or special items requested by Company and desired delivery date.

                  b. Prior to manufacture, an order must be Workable. A "Workable" order is an order for which all of the necessary items to be furnished by Company (such as Masters, Components and similar materials) have been received by EMD. Subject to the continuing availability of sufficient quantities of Components, EMD shall use reasonable efforts to make finished goods Records available no later than the following time periods from and after the close of business on the date on which the order becomes Workable: ten (10) business days in the case of new orders; and five (5) business days in the case of re-orders (i.~, an order for Records, the individual title and configuration of which EMD has manufactured previously).


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                  c. EMD reserves the exclusive prerogative to designate which of its manufacturing facilities shall fabricate any given purchase order for Records. EMD shall have the right to off-load production of Records to any sub-contractor that EMD uses from time to time for its subcontracting requirements (at no additional cost to Company).

                  d. All orders shall be subject to the minimum order requirements set forth on Exhibits A and B. For each selection in an order, there shall be an allowable fulfillment deviation of plus or minus ten percent (10%), not to exceed one thousand (1,000) units. Orders filled within such deviation shall be deemed to be satisfied, and Company shall pay EMD on the actual number of units shipped. Once placed, an order may not be canceled or changed without EMD's written approval. In such event, Company shall pay EMD for all units manufactured and for any incremental costs of material and labor incurred by EMD in respect of such cancelled or changed order.

                  e. Records manufactured by EMD for Company and all of the materials supplied by EMD shall be of a quality level equivalent to standard "pop" Records then being manufactured domestically for EMD's affiliated labels. EXCEPT TO THE EXTENT OF THE FOREGOING SENTENCE, ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE ARE HEREBY DISCLAIMED. As used in this paragraph, the terms "manufacturing defects" and "defective product" shall mean and refer to the following: (i) Records bearing a "split" label; (ii) Records the labels of which incorrectly identify the contents of the Record (due to misapplication); (iii) jackets or other packaging that incorrectly identify the Record collated therein (excluding, however, any incorrect written copy or other visual identification contained on or in any Component that is applied to the correct Record); or (iv) Records otherwise defectively manufactured. In the event of manufacturing defects as hereinabove defined, EMD's responsibility shall be limited to replacement of the defective product (and related shipping costs) or crediting Company for its cost of manufacture, at EMD's election. EMD SHALL NOT BE LIABLE FOR ANY OTHER ACTUAL OR CONSEQUENTIAL DAMAGES THAT COMPANY MAY SUSTAIN OR INCUR, INCLUDING (BUT NOT LIMITED TO) LOST REVENUE OR PROFITS. EMD may change the technical specifications for Records manufactured hereunder without approval by or notice to Company of any such change if such change applies uniformly to all product manufactured by EMD.

                  f. All Records manufactured hereunder shall indicate that they are "Manufactured by 2KSounds.com" and set forth Company's true name and address. Records manufactured and distributed hereunder may indicate that they are "Distributed by EMI Music Distribution."

                  g. Upon the completion of an order for Records, EMD shall, at its own expense, ship all such Records to the EMD Customer Fulfillment Center designated by EMD in EMD's standard box-lot quantities.

            5.    Manufacturing Charges.


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                  a. All fees and charges in respect of manufacturing services provided under this Section B (collectively, "Manufacturing Charges") shall be set forth on the statement rendered by EMD to Company pursuant to Paragraph 8 of Section C below in connection with the distribution of Records hereunder and all Manufacturing Charges shall be deducted from any sums due to Company hereunder pursuant to the provisions of such Paragraph 8; provided, however, if such sums are insufficient to allow for the full amount of such set-off, the amount of such insufficiency shall constitute a direct debt from Company to EMD, and EMD shall have the right to offset the amount of such debt from any other sums payable by EMD to Company. EMD's failure to set forth an amount due and payable by Company to EMD shall not constitute a waiver of any amount due.

                  b. Company's obligations to make payments to EMD under this Section B are secured by a "Security Interest" (as defined and more specifically set forth in Section H below) in the "Collateral" (as defined therein).

            6.    Manufacturing Inventory.

                  a. All inventory of Records and Components temporarily stored in EMD's manufacturing facilities ("Manufacturing Inventory") shall become Company's property upon the completion of their manufacture, subject to the Security Provisions. The risk of loss of Manufacturing Inventory in EMD's possession shall be borne by EMD, and EMD shall obtain insurance coverage for loss or damage to such Manufacturing Inventory (subject to any amounts of self-insurance provided under the applicable insurance contract). EMD shall own all. manufacturing parts and all derivatives or duplicates thereof fabricated by it in connection with the production process, including (without limitation) all photographic films and color keys, if any, duplicate audio tapes (analog or digital), glass Masters and running Masters; provided, however, that EMD shall not use any such manufacturing parts or derivatives except pursuant to this Agreement. Company may acquire any of such manufacturing parts or derivatives when they become obsolete, or at the end of the Term, by paying to EMD the actual cost of their manufacture (or such lesser amount as the parties may agree). In the event Company elects not to acquire such manufacturing parts or derivatives, Company irrevocably authorizes EMD to destroy them. Company shall own all manufacturing parts or derivatives furnished by it to EMD, which EMD shall return to Company upon Company's request therefor, unless they are destroyed in the production process. Within thirty (30) days after the expiration or termination of the Term, Company shall remove such manufacturing parts or derivatives from EMD's -facilities, at Company's sole cost and expense, and Company authorizes EMD to destroy any manufacturing parts or derivatives not so removed within such time period. Where applicable, at Company's request, EMD will provide Company with a certificate of destruction.

                  b. Company shall be responsible for the obsolescence of all Manufacturing Inventory. A reasonable quantity of Company's Components shall be stored by EMD at no charge. If a particular selection is not ordered for a period in excess of six (6) months, then EMD may notify Company to remove promptly any Components for that particular selection, at Company's expense. If such Components are not so removed within thirty (30) days of such notice to Company, then EMD may scrap or destroy such Components, without further notice or responsibility to Company. Within thirty (30) days after the expiration or termination of the Term, Company shall remove all Manufacturing Inventory from EMD's facilities, at


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Company's sole cost and expense, and Company authorizes EMD to destroy any
Manufacturing Inventory not so removed within such time period.

      C.    DISTRIBUTION

            1.    Appointment.

                  a. Subject to the terms and conditions of this Agreement, during the Term hereof, Company hereby appoints EMD as its exclusive distributor of Records in all channels of distribution in the Territory, and grants and licenses to EMD the exclusive right to distribute and sell Records in all channels of distribution (including Internet and Electronic Transmission) in the Territory during the Term hereof.

                  b. Notwithstanding the otherwise exclusive scope of EMD's rights under this Agreement:

                        (i)   EMD   agrees   that   Company   shall  have  the
non-exclusive right to distribute Records by means of Electronic Transmission directly to consumers, in connection with the operation of an artist or Company web site, if such Electronic Transmission Records (x) have not been released in other configurations, or (y) embody single tracks and are distributed on a promotional basis only, and (z) provided that such Electronic Transmission Records meet or exceed the security standards set by the SDMI Working Group, in effect at the time such Electronic Transmission Records are distributed.

                  c. During the Term, Company shall not itself distribute Records in the Territory, or license or allow any Person other than EMD to distribute Records in the Territory, except as otherwise provided in this Agreement.

            2.    Certain Obligations of Company.

                  In addition to the obligations set forth in Paragraph 4 of Section A above, and subject to the terms and conditions hereof, Company solely shall be responsible for all activities and, as between EMD and Company, Company shall pay or cause to be paid all costs, expenses and charges incurred in connection with:

                  a. The manufacture of finished goods Records from Masters, of a quality satisfactory to EMD, and the packing of finished goods Records into EMD's standard box-lot quantities ready for distribution by EMD (subject to the satisfaction by EMD of its obligations pursuant to Section B above);.

                  b. Obtaining a Universal Product Code Manufacturer Number from the Uniform Code Council, Inc., and ensuring that appropriate bar code appears on all Records;

                  c. The advertisement, promotion, and merchandising of Records, including (without limitation) the preparation of artwork and design layouts of all types (including, without limitation, any costs charged by EMD with respect to the advertising of Records in EMD's "New Release Book" and EMD's "Extranet"), the furnishing of merchandising posters and displays for distribution by EMD, promotion to radio and television for the purpose


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of attempting to secure air play, the furnishing of sufficient quantities of demonstration samples of Records to EMD's sales staff, and the furnishing of all similar materials and services; Company agrees to commit funds in an amount approximately equal to five percent (5%) of Net Sales (as defined in Paragraph 6 below) for co-op/customer advertising, pursuant to the provisions of subparagraph 3.c. below; and

                  d. The payment of all fees, costs and expenses charged by any Person in connection with Company's utilization of and participation in any industry-related services and/or professional organizations, including, without limitation, any such fees, costs and expenses charged by the RIAA and NARM.

            3.    EMD's Obligations.

                  a. With respect to Records distributed by EMD hereunder, EMD shall furnish, at its expense, the following "Basic Services":

                        (i) Warehousing of Inventory of Records at EMD's Customer Fulfillment Centers;

                        (ii)  Soliciting sales of Records to EMD's accounts;

                        (iii) Transportation   of  Inventory   between   EMD's

Customer Fulfillment Centers (so-called "inter-branch transfers");

                        (iv) Subject to sufficient quantities of Records being on-hand, timely and accurate order fulfillment, by picking, packing and shipping Records to EMD's customers from Inventory of Records at EMD's Customer Fulfillment Centers;

                        (v)   Acceptance   and   processing   of  Returns  (as
defined below) of Records distributed by EMD, subject to the provisions hereof;

                        (vi) Billing and collection for Records shipped by EMD to customers, and crediting for Returns (and, in this connection, as between EMD and Company, EMD will bear credit risk for EMD's customers hereunder, it being agreed and understood that the decision whether or not to grant credit to any customer, to continue to extend credit to any customer and/or the amount of any credit so extended shall, in each case, be determined by EMD in its sole professional judgment); and

                        (vii) Periodic sales and inventory reports pertaining to sales, Returns and Inventory of Records subject to this Agreement.

                  b. At Company's direction, EMD, shall perform certain additional services as set forth in clauses (i) through (v) below (the "Additional Services") and Company shall be charged for such Additional Services in accordance with EMD's Menu of Special Services. A copy of the Menu of Special Services currently in effect is attached hereto as Exhibit C, it being agreed and understood that the prices contained thereon are subject to change from time to time. Once requested, Company may terminate any such Additional Services on a


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prospective basis only. EMD shall have the right to deduct any charges authorized by Company pursuant to this subparagraph b. from any and all sums otherwise owed to Company hereunder.

                        (i) At Company's request, EMD, will pick, pack, arrange and pay for the transportation of "Promotional Records" (i.e., Records identified or marked as for promotional purposes only and not for resale, which Company gives away or furnishes on a "no charge" basis for promotional purposes to disc jockeys, newspaper or magazine reviewers, or radio or television stations or networks), including, without limitation, "promotional mailers" sent to radio stations and retail customers at the special request by Company, which may be ordered by Company through the Internal Merchandise Request (IMR) system. Company agrees to comply with EMD's Internal Merchandise Request (IMR) policy and procedures as in effect from time to time. Company shall furnish EMD with labels pre-printed with the names and addresses of all recipients of such Promotional Records.

                        (ii) At Company's request, EMD will arrange for the distribution of merchandising materials to EMD's customers in the manner such items are normally distributed for EMD's affiliated labels. Any such merchandising materials (e.g., posters, flats) shall be furnished by Company to EMD at Company's sole cost and expense.

                        (iii) EMD will fulfill special requests, such as special packaging, prepacking, stickering or reboxing of Records, and will pick, pack and ship (but not bill and collect for) closeouts, overstock orders and promotional mailers.

                        (iv) EMD will fulfill requests for special marketing services, such as distribution of promotional video compilations, new music samplers and new release book inserts to customers.

                        (v) EMD will perform such other Additional Services as are specified on the Menu of Special Services attached hereto.

                  c. EMD will not spend money for customer advertising (or issue any credit memos to its customers in respect thereof) unless Company previously has allocated funds (by written authorization) to EMD for such purpose. All such advances of funds or issuances of credit memos for customer advertising shall be granted and implemented pursuant to the "co-op advertising" policy of EMD (the "EMD Co-op Policy") as same shall be in effect from time to time (and it is hereby acknowledged that EMD shall have the right, in its sole discretion, to revise such Policy at any time). - The amount of any advances made, or credits issued, by EMD pursuant to this subparagraph c. shall be deducted by EMD, in the accounting period during which EMD credits its customer on account of such advertising, in computing the "Adjusted Net Sales" payable to Company pursuant to Paragraph 6 below. EMD will not accept any written authorization from Company regarding customer advertising after the expiration or earlier termination of the Term hereof. Subject to EMD's then-current policies, EMD will examine all advertising claims submitted by its customers, furnish reports thereof to Company, and credit to its customers advertising funds in accordance with Company's previous allocation. Within one (1) year of the date on which any claim is submitted, at Company's written request, EMD will furnish Company with copies of advertising claims (but without backup or "tear-sheets") submitted by its customers. All advertising administered by EMD shall be subject to a variance often percent (10%) or one hundred dollars ($100.00) between the amount reimbursed to EMD's customer and the amount of Company's commitment, whichever is greater.

                  d. EMD, in its discretion, may agree to fulfill orders from customers that do not otherwise buy Records from EMD, by picking, packing and shipping Records to such customers from Company's Inventory of Records at EMD's Customer Fulfillment Centers. EMD will bill and collect for such Records and credit for Returns; provided, however, that Company (and not EMD) shall bear the entire credit risk for all such customers and shall guarantee payments and obligations owed by such customers, upon request by EMD's credit department.

            4.    No Minimum Sales Warranty.

                  EMD has not made, and does not hereby make, any representation or warranty of any kind or nature with respect to the quantities of Records that may be sold or returned, or the proceeds that will or may be derived by EMD or Company pursuant to this Agreement, it being acknowledged by the parties that the extent of sales and Returns of Records hereunder, and the amount of proceeds that may be derived therefrom, is speculative. The judgment of EMD with regard to any matters affecting the sale or distribution of Records hereunder shall be binding and conclusive upon Company. Company shall not make any claim (of any kind, whether in contract, tort or otherwise), nor shall any liability be imposed upon EMD based upon any claim that more sales could or should have been made than were made by EMD or that Returns were excessive.

            5.    Additional Charges.

                  EMD shall be entitled to-impose on Company the following additional charges, which may, at EMD's discretion, be deducted by EMD from all amounts otherwise payable to Company. Company hereby agrees and acknowledges that the amount of and the procedures related to, such charges are subject to change from time to time.

                  a. Returns Charge. EMD shall be entitled to charge Company a per-unit amount equal to thirty-five cents ($0.35) for each album-length Record (L~, excluding singles, but including EPs) constituting a Return hereunder.

                  b. Slow Moving Product Charge. With respect to each SKU with annual dollar Net Sales (as defined below) less than $15,000 (calculated based on the previous twelve (12) months' sales, on a rolling basis) (each, a "Slow Moving SKU"), EMD shall be entitled to charge Company a $0.02 monthly fee for each unit of Inventory embodying such Slow Moving SKU that is stored in an EMD Customer Fulfillment Center on the last business day of the last month to occur in such twelve (12) month period.

            6.    Distribution  Fee; Net Sales;  Company's  Share of Adjusted
Net Sales.

                  a. In consideration of the Basic Services to be performed by EMD hereunder, EMD shall be entitled to a distribution fee (the "Distribution Fee") on the Net Sales (as hereinafter defined) of Records hereunder during each year of the Term (i.e., each 12-month period commencing with the first full shipment month hereunder, provided that all Net Sales prior to the first full shipment month shall be included in the calculation made with respect to the first such 12-month period) in accordance with the following schedule:

12-month Net Sales                       Distribution Fee
------------------                       ----------------
Less than $10,000,000                    18%
From $10,000,000-$20,000,000             17%
Over $20,000,000                         16%


Any decrease in EMD's Distribution Fee shall be paid or credited to Company commencing with the statement for the accounting period during which such next sales tier was reached. Any decreases in EMD's Distribution Fee shall not be applicable for any accounting period during which Net Sales subsequently fall below such higher sales tier, due to Returns. With respect to each year of the Term hereof in which annual Net Sales equal $10,000,000 or more, on the statement to be rendered in connection with the final month of each such 12-month period, EMD shall issue Company a credit equal to the difference between (i) the aggregate amount of the Distribution Fee actually credited to EMD for such 12-month period and (ii) the product obtained by multiplying (A) aggregate Net Sales during such 12-month period times (B) the applicable percentage set forth in the above schedule.

                  b. As used herein, "Net Sales" during any accounting period shall be determined by deducting from Gross Sales (as hereinafter defined) during such accounting period (i) the dollar amount of Returns, rebates, credits and adjustments, if any, issued to EMD's customers and (ii) the dollar amount of all so-called "program" or "invoice" discounts authorized by Company (collectively, "Program Discounts"). Net Sales shall not be reduced by (and EMD shall be solely responsible for) any so-called "cash" discounts granted by EMD for early payment.

                  c. As used herein, "Gross Sales" shall mean the dollar amount of "sales" during any accounting period, and shall be computed by multiplying the number of units of each Record shipped for sale during such accounting period by the applicable published wholesale price of such Record in each applicable configuration at the time of shipment.

                  d. As used herein, a "sale" by Company shall occur upon EMD's shipment of Records to a customer, except that no sale shall be deemed to occur in the case of distribution of Promotional Records and Free Goods, deletion of Records from catalog, and/or any transactions pursuant to the Security Provisions.

                  e. As used herein, a "Return" shall mean a Record distributed by EMD hereunder which is returned to EMD's Returns Center pursuant to a returns authorization or other customary and appropriate authorization, and shall occur upon the crediting by EMD of the applicable customer's account for such Records returned to EMD. The dollar amount of Returns shall be computed by multiplying the number of units of each Record returned by the applicable net effective unit price (as determined in accordance with EMD's then effective average purchase price policy) for such Record when most recently shipped to the applicable customer (after giving effect to any Free Goods and/or Program Discounts included in the applicable shipment). EMD may, in its sole discretion, establish Returns credits and Returns charges to its customers. Company shall pay or reimburse EMD for all Returns of Records hereunder. In any month where Returns exceed Gross Sales, EMD shall charge to Company (or deduct from the Reserve) the amount of such excess.

                  f. EMD may retain for its own account any separate handling charges to its customers, denominated as such, for fulfillment of shipments of Records in less than full box-lot quantities (if necessary) or for small orders, to compensate EMD for its additional costs incurred (collectively, "Special Handling Charges"). Notwithstanding the foregoing, on a SKUby-SKU basis, Company shall have the right to waive any such Special -Handling Charges, in which event EMD shall charge Company (rather than EMD's customer) for the full amount of any such Special Handling Charges applicable to the affected order. Such Special Handling Charges may, at EMD's discretion, be deducted by EMD from all amounts otherwise payable to Company hereunder.

                  g. Subject to EMD's right under Paragraph 9 below with respect to the taking of Reserves, during each accounting period hereunder, Company shall be entitled to, and EMD shall pay to Company, one hundred percent (100%) of"Adjusted Net Sales" of Records. As used herein, "Adjusted Net Sales" during each such accounting period shall mean one hundred percent (100%) of Net Sales after the deduction of:

                        (i) EMD's Distribution Fee;

                        (ii) the dollar amount of any and all advances of funds made, or credit memos issued, to customers of EMD for customer advertising pursuant to Paragraph 3.c. above;

                        (iii) Manufacturing Charges; and

                        (iv) any and all other sums charged to Company hereunder or otherwise due and owing by Company to EMD under this Agreement (as well as the amount of any overpayment by EMD to Company resulting from incorrect accounting, clerical error, mistake or inadvertence).

                  h. Company shall designate the wholesale prices to be charged by EMD for Records to be distributed hereunder from the price list categories maintained by EMD.

            7.    Promotional Records, Free Goods and Sales Programs.

                  a. No payment shall be due from EMD to Company on account of EMD's or Company's distribution of Promotional Records, and Company shall undertake any distribution of Promotional Records entirely at its own cost and expense.

                  b. "Commercial Records" (i.~, finished goods Records intended forresale to consumers) shall not be used as Promotional Records unless they are marked or otherwise altered in such a manner so as to prevent their return to EMD, and EMD shall have the right to charge Company for all costs incurred by EMD in marking such Records.

                  c. Free Goods shall be furnished by Company to EMD at Company's sole cost and expense. As used herein, "Free Goods" are Records furnished by Company or shipped by EMD to any one or all of EMD's customers on a "no charge" basis, or as a sales inducement. "Free Goods" also include Commercial Records marked as Promotional Records by EMD on Company's behalf. EMD will not distribute Free Goods without Company's prior written approval.

                  d. In the event that Company authorizes an invoice dating program (j~, the granting of payment terms beyond those contained in EMD's standard terms of sale), Company shall pay to EMD (and authorizes EMD to deduct from any payment due to Company hereunder) interest at the rate of ten percent (10%) per annum on the balance extended past such standard period. The foregoing rate of interest shall be increased without any further action by the parties hereto in the event, and to the extent, of any increase in the rate of interest charged by the EMI Group (or any, successor thereof) to EMD for internal management reporting purposes.

            8.    Statements and Payments.

                  a. For each shipment month during the Term, EMD shall render a statement to Company setting forth in respect of Records distributed during such shipment month: the dollar amount of Gross Sales, Returns, Net Sales, EMD's Distribution Fee, Adjusted Net Sales, the amount of any Reserve taken, the Reserve Shortfall deducted (if any) by EMD in respect of such period pursuant to Paragraph 9.a. below, and the amount of the Reserve to be liquidated in such period pursuant to Paragraph 9.b. below. Each statement shall also include all Manufacturing Charges and any and all other sums charged to Company hereunder or otherwise due and owing by Company to EMD under this Agreement. In the event that the proceeds otherwise payable to Company are insufficient to allow for the full setoff of all such charges and sums, EMD will have the right to setoff the amount of such insufficiency from any other sums payable by EMD to Company.

                  b. EMD shall send such statement, accompanied by any payment due from EMD to Company, on-or before the first day of the third (3rd) full accounting month following the end of the shipment period covered by the statement. Any payment shown thereon to be due and owing from-Company to EMD shall constitute an account stated and immediately shall be due and payable. EMD is authorized and directed to make all payments to Company hereunder by check payable to "2KSounds.com " or by wire transfer of funds to an account of Company at a bank designated by Company by notice to EMD.

                  c. All amounts payable by Company to EMD hereunder are secured by the Security Interest in the Collateral as set forth in Section H below. Adjusted Net Sales shall not be earned or payable on any transactions pursuant to the Security Provisions, unless the net amount realized by EMD at any sale conducted pursuant thereto is greater than the total amount of Company's indebtedness to EMD.

            9.    Reserves.

                  a. EMD shall be entitled to deduct from any payment owing to Company hereunder a reserve on account of future credits, rebates, adjustments for Returns or other sums payable by Company to EMD of twenty-five percent (25%) of Gross Sales per month for full-length Records (in all configurations) and fifty percent (50%) of the Gross Sales for singles Records (the "Reserve") for each month for which a statement is rendered, on account of transactions covered by such statement. With respect to each statement to be rendered hereunder, if the amount of the proceeds otherwise payable to Company hereunder is insufficient to allow for the deduction of the full amount of such applicable Reserve (such insufficiency shall be referred to hereinafter as the "Reserve Shortfall"), EMD shall charge and bill Company for the amount of such Reserve Shortfall and Company shall pay to EMD such amount no later than thirty (30) days after the delivery of the statement setting forth such charge; provided, however, that, with respect to any unpaid Reserve Shortfall, EMD shall have the right to deduct any or all of such amount from the proceeds otherwise available for payment to Company pursuant to any subsequent statement rendered to Company hereunder.

                  b. EMD shall liquidate its Reserve as follows: subject to the second sentence of Paragraph 9.a., the entire amount of any Reserve taken with respect to a particular shipment month of this Agreement shall be liquidated and reported on the monthly statement for the shipment month that occurs six (6) months after the month in which such Reserve is taken.

                  c. EMD may (but shall not be required to) retain and apply all or part of the Reserve against any sum due from Company to EMD hereunder, including (without limitation) (i) the full amount of any current, cumulative or prospective credits, rebates and adjustments for Returns, (ii) any balance due from Company pursuant to Section B hereof or (iii) any and all other sums that may be payable hereunder by Company to EMD. EMD's rights in this regard shall be in addition to, and not in lieu of, its rights under any other provision of this Agreement. If, at any time, funds held in Reserve are applied to EMD's account, the amount necessary to replenish the Reserve to its original level prior to the application of suchfunds shall be charged to Company by EMD (and EMD shall have the right to deduct the amount of any such charge from any sums otherwise payable to Company hereunder).

                  d. No portion of the Reserve shall be applied or credited to Company's account for any accounting period in which Returns exceed Gross Sales. In that case, the portion of the Reserve scheduled for liquidation either may be retained and applied to EMD's account in the reduction of such excess, or retained and rescheduled for liquidation as if first taken in the accounting period when it was so retained.

                  e. Notwithstanding anything to the contrary set forth in this Agreement, during the six (6) month period immediately preceding, and any period following the expiration or any earlier termination of this Agreement, EMD shall be entitled to withhold from any funds otherwise payable to Company reasonable Reserves against Returns or other sums payable by Company to EMD, without regard to the limitations set forth in this Paragraph 9 and EMD shall have no obligation to credit any Reserves to Company's account whatsoever.

            10.   Inventory.

                  a. The inventory of finished goods Records stored in EMD's warehouses ("Inventory") shall be Company's property (subject to the terms of the Security Provisions) and Company shall bear all costs or risks attributable to the obsolescence thereof.

Subject to the shrinkage allowance set forth in subparagraph c. below, the risk of loss of Inventory prior to "sale" (as defined in Paragraph 6.d.) due to any casualty or theft shall be borne by EMD.

                  b. Returns shall be restored to Inventory, unless they are "ShopWorn" or "Defective." "Shop-worn" Records are those Records, in any configuration, which by EMD's standards are deemed to be so damaged or excessively handled as to be unsalable and not economically salvageable. As used in this subparagraph b., "Defective" Records are those Records, in any configuration, which are properly designated by a customer as defective on the applicable Return authorization. EMD is hereby authorized to scrap all Shop-Worn or Defective Records returned to EMD, as well as any cassette single Records returned to EMD (whether "loose" or in box-lot quantities), regardless of condition.' Company acknowledges that such Records are not Inventory, and EMD shall have no further responsibility with respect thereto. Company shall comply with the inventory management policies propounded by EMD from time to time with respect to all record labels distributed by EMD.

                  c. At its sole cost and expense, during each year of the Term, Company may, at a mutually agreeable time during EMD's normal business hours, take one (1) physical inventory of its Inventory then stored at EMD's Customer Fulfillment Centers. The book inventory of Company's Inventory and Components, reduced by units discarded or scrapped in accordance with this Agreement, shall be subject to a shrinkage allowance of two percent (2%) (the "Shrinkage Allowance") for any disappearances. For this purpose, overages of any items shall be combined with shortages of any other items to determine net shortages. EMD -shall not be liable for Records or Components discarded or scrapped pursuant to and in accordance with the terms of this Agreement or for shortages less than or equal to the Shrinkage -Allowance. Furthermore, EMD's sole liability for shortages in excess of the Shrinkage Allowance ("Excess Missing Inventory") shall be the cost of replacing such Excess Missing Inventory. EMD may elect to replace such Excess Missing Inventory in satisfaction of such liability and, if requested, Company shall furnish Masters and Components, and otherwise cooperate with EMD to enable EMD to do so.

                  d. Within sixty (60) days after the expiration or earlier termination of this Agreement (the "Removal Date"), Company shall remove all Inventory from EMD's Customer Fulfillment Centers. The cost of such removal (including all freight charges and charges for EMD's loading services, if any) shall be paid by Company. If all or any portion of such Inventory is not removed by the Removal Date, Company irrevocably authorizes EMD to scrap such Inventory, with the cost of scrapping to be borne by Company.

            11.   Deletion of Records from Catalog.

                  a. Company shall have the right to delete Records from Company's catalog and sell them at close-out only, in which event such Records no longer shall be manufactured or sold by Company, except at close-out only. Company authorizes EMD to mark all such Records so deleted by Company from Company's catalog at Company's expense so as to prevent their Return to EMD. If Company wishes to sell such deleted Inventory at close-out only, shipments and collection with respect thereto shall be Company's sole responsibility, and

Company shall have full responsibility for all Inventory and returns of such Records. EMD shall earn no Distribution Fee on account of Company's sales of such Records.

                  b. Upon Company's deletion of a Record from its catalog, EMD may notify its customers that they have sixty (60) days (or such longer period of time as EMD may elect) to Return such deleted Records for credit against their applicable price (the "Cut-Out No-Return Date"). Notwithstanding the foregoing, during any period during the Term and during any period after the expiration of the Term (if any) in which EM]) accepts. Returns of Records, EMD may accept Returns of such deleted Records after the Cut-Out No-Return Date, and charge Company therefor, which sum Company promptly shall pay, or EMD may deduct any such sum from any amount due to Company hereunder, or from the Reserve.

                  c. At any time following thirty (30) days after the "Cut-Out No-Return Date" established pursuant to subparagraph b. above, EMD may, by written notice to Company, require Company to remove its Inventory of such deleted Records from EMD's Customer Fulfillment Centers, and Company shall do so within thirty (30) days after such notice. The cost of such removal (including all freight charges and charges for EMD's loading services, if any) shall be paid by Company. If such Inventory has not been removed at the end of such period, EMD may charge Company for storage or may scrap such Inventory (in which event EMD shall have no further responsibility to Company with regards thereto).

            12.   Examination of Certain Accounting Records.

                  a. Provided that Company previously shall have notified EMD in writing of its objections to such statement, specifying with particularity each element of such statement to which objection is made, Company may, at any mutually agreed upon time within two (2) years after any statement is rendered to Company hereunder, examine and make copies of the books and records of EMD with respect to such objections. Company shall not be entitled to withhold payment of any sums shown on EMD's statements to be due to EMD during the pendency of any such examination.

                  b. Such examination shall be conducted at Company's sole cost and expense by an independent Certified Public Accountant designated by Company who is not then engaged in an outstanding examination of EMD's or its affiliates' books and records on behalf of a Person other than Company.

                  c. Such examination shall be made during EMD's usual business hours at the place where EMD maintains the books and records (which shall consist of all books, records, accounts, ledgers, vouchers, invoices and data, including but not limited to computer data, relating to the manufacture and distribution of Records hereunder and monies earned by Company hereunder); and Company's examination shall be limited to the same. Company's sole right to inspect EMD's books and records shall be as set forth in this Paragraph 12, and EMD shall have no obligation to produce such books and records more than once with respect to each statement rendered to Company nor more than once in any calendar year. EMD shall have no obligation to furnish Company with any additional books or records except as set forth herein.

                  d. Company shall be foreclosed from maintaining any action, claim or proceeding against EMD in any forum or tribunal with respect to any statement or accounting due hereunder unless such action, claim or proceeding is commenced against EMD in a court of competent jurisdiction within two (2) years after the date upon which such statement or accounting is rendered.

      D.    TERMINATION

            1.    Right to Terminate.

                  In the event that (i) Company is in material breach of any of its material representations, warranties, obligations or covenants hereunder, or
(ii) an Event of Default shall occur under the Security Provisions of this Agreement, then, and in addition to any other rights or remedies that EMD may have at law, in equity or under this Agreement, EMD may elect to terminate this Agreement by notice in writing (subject to Paragraph 2 of Section I below), and thereby shall be relieved of any further duty of future performance hereunder.

            2.    Upon Termination.

                  a. In the event of such a termination, Company immediately shall make payment to EMD of all sums due and owing to EMD under this Agreement or, if applicable, subject to EMD's rights with respect to the taking of Reserves pursuant to Paragraph 9 of Section C hereof, EMD shall pay Company any sums due and owing to Company.

                  b. From and after the expiration or termination of this Agreement, Company shall be and remain financially responsible for all Returns of Records distributed hereunder. EMD may (in its sole discretion) authorize EMD to continue to accept Returns from EMD's customers, but EMD shall not be obligated to do so. With respect to any such Returns accepted by EMD and where EMD credits its customer therefor, EMD may charge and bill Company for such Returns, which sum Company promptly shall pay, or EMD may deduct such amount from the Reserve.

                  c. Company and EMD shall cooperate fully and in good faith with each other to achieve a smooth transition at the end of the Term, and Company shall require any successor distributor to do so as well.

      E.    NOTICES

                  All notices and other communications required or permitted hereunder shall be in writing and shall be delivered personally, faxed (so long as receipt is acknowledged) or sent by certified, registered mail or next day express mail or courier, postage prepaid. Any such notice shall be deemed given
(a) when so delivered personally or faxed (if receipt is confirmed by telephone the same day), (b) the day after, when sent by next day express mail or courier or (c) five (5) days after, when sent by certified or registered mail, as follows:

                        (i)   If to EMD, to it at:

                              21700 Oxnard Street, Suite 700
                              Woodland Hills, CA 91367
                              Fax: (818) 999-9906

                              Attention:  Vice  President,  Legal  &  Business
                              Affairs

                              with a copy to:

                              EMI Recorded Music, North America
                              1290 Avenue of the Americas
                              New York, New York 10104
                              Fax: (212) 492-5095
                              Attention:  Vice President, Legal Affairs

                        (ii)  If to Company, to it at:

                              2KSounds.com
                              21700 Oxnard Street, Suite 1030
                              Woodland Hills, CA 91367
                              Fax: -818-593-2225
                              Attention:  Mr. John Guidon

      F.    FORCE MAJEURE

            If at any time during the Term, by reason of any act of God, fire, earthquake, flood, explosion, strike, labor disturbance, civil commotion, act of government, its agencies or officers, any order, regulation, ruling or action of any labor union affecting EMD, or any shortage of or failure or delays in the delivery of materials, supplies, labor or equipment, or any other cause or causes beyond EMD's control, the performance of any of EMD's obligations hereunder is delayed, interrupted or prevented, then the performance of such obligation shall be excused to the extent so delayed, interrupted or prevented.

      G.    INDEMNIFICATION

            Company hereby indemnifies, saves, and holds EMD harmless from any and all damages, liabilities, costs, losses and expenses (including legal costs and attorneys' fees) (collectively, "Losses") arising out of or connected with any third party claim, demand, or action which is inconsistent with any of the warranties, representations, covenants or agreements made by Company in this Agreement. Company shall reimburse EMD, on demand, for any payment made by EMD at any time with respect to any damage, liability, cost, loss or expense to which the foregoing indemnity applies. Pending the determination of any claim, demand, or action, EMD may, at its election, withhold payment of any monies otherwise payable to Company hereunder in an amount that does not exceed COmpany's potential liability to EMD pursuant to this paragraph. This indemnification provision shall survive the expiration or any termination of this Agreement.

      H.    SECURITY PROVISIONS

            1.    Grant.

                  To secure the prompt and complete payment and performance of any and all present and future indebtedness, obligations and liabilities of Company to EMD pursuant to this Agreement (the "Obligations"), Company hereby grants to EMD a first-priority security interest, prior to all other liens and encumbrances (the "Security Interest") in and to the following, whether now owned or hereafter acquired (collectively, the "Collateral"): (i) all existing and after-acquired inventory of Records, wherever located, now or hereafter held by Company or EMD, (ii) the Components, Containers, mothers, stampers and all parts used to manufacture or derive finished goods Records, (iii) all sources, masters (to the extent owned by Company), and other audio-visual master recordings, owned or contrOlled by Company or its affiliates used to produce the Records, (iv) all existing and after-acquired artist's contracts governing Records manufactured or distributed hereunder for artists, authors, composers or performers now or hereafter under contract to Company or its affiliates, and all rights deriving therefrom, including inter alia, the right to commercially exploit all masters previously delivered by such artists, or to be delivered in the future; all copyrights, and the right to compel such artists to deliver masters exclusively in the future to EMD or its designated affiliate, in the event of Company's default hereunder, (v) all existing and after-acquired licenses, rights, copyrights, general intangibles and other contract rights associated with or necessary for the manufacture and distribution of Records owned or controlled by Company, sufficient to enable EMD or its designated affiliates to commercially exploit as its own all Collateral hereunder in the event of Company's default, (vi) all accounts receivables due from EMD to Company under this Agreement, and (vii) all proceeds and products arising from the collection, sale, lease, exchange, assignment, or other distribution of, or realization upon, any or all of the foregoing (including without limitation, all claims against third parties for losses and all insurance proceeds).

            2.    Representations, Warranties and Certain Covenants.

                  a. Company warrants, represents and covenants that Company has not granted and will not grant any rights to anyone other than EMD that would be superior to the rights granted to EMD hereunder with respect to all or any part of the Collateral, whether by way of assignment, security interest or otherwise, and that no financing statement naming Company or any predecessor thereof as debtor is on file in any public office. Without the prior written consent of EMD, Company will not sell, transfer, lease or otherwise dispose of any of the Collateral, or attempt, offer or contract to do so, except in the ordinary course of Company's business. To the extent permitted by applicable law, Company waives all claims, damages and demands against EMD arising out of the repossession, retention or sale of the Collateral, or any part or part thereof, under these Security Provisions. Company recognizes that in the event Company fails to perform, observe or discharge any of its obligations or liabilities under this these Security Provisions, no remedy at law will provide adequate relief to EMD and EMD shall be entitled to seek temporary injunctive relief in any such case without the necessity of proving actual damages.

                  b. Company agrees to execute and deliver to EMD all financing or continuation statements and/or other documents (e.g, UCC- 1 forms) that are reasonable and necessary for EMD to protect its interest in the Collateral ("Financing Statements"). If Company fails unreasonably to so execute and deliver any such Financing Statement within ten (10) business days following Company's receipt of such Financing Statement, then Company will grant to EMI a limited power-of-attorney solely for the purpose of executing such Financing Statements in Company's name and on Company's behalf. EMD shall have the right to file such Financing Statements in any jurisdiction that EMD deems appropriate.

                  c. Company agrees that it will pay to EMD upon demand the amount of any and all reasonable out-of-pocket expenses (including, without limitation, all taxes, if any, and attorney's fees and costs) that EMD may incur by reason of the Security Interest or otherwise in connection with (i) the administration or enforcement of, or the exercise of any rights conferred on EMD under these Security Provisions, including such expenses as are incurred to preserve the value of the Collateral or the validity, perfection, rank and value of the Security Interest and (ii) the custody, preservation, use or operation of, or the collection, sale or other disposition of, any of the Collateral, or to free any of the Collateral from any lien or other encumbrance thereon.

            3.    Events of Default.

                  Upon the occurrence of an Event of Default (as hereinafter defined), EMD shall have the right to declare any obligation secured hereby immediately due and payable and to exercise any and all other rights it has hereunder and under applicable law. As used herein, an "Event of Default" shall occur: (i) the breach at any time of any covenant, agreement or undertaking of Company contained herein, and the continuation of such breach for a period of fifteen (15) days after written notice thereof to Company; (ii) the failure to pay when due any obligations of Company to EMD hereunder; (iii) the material falsity, at any time, of any representation or warranty of Company contained herein; (iv) if EMD shall have the right to terminate the Agreement pursuant to Section Dhereunder; or (v) upon the insolvency of, or the adjudication of bankruptcy of, or the filing of a petition therefor by or against, Company or if Company is unable to generally pay its debts as they come due.

            4.    Termination of Security Interest.

                  The Security Interest shall terminate when this Agreement has been terminated and all of the Obligations have been completely performed and indefeasibly paid in full. At such time, EMD will, at the expense of Company and without any representations, warranties or recourse of any kind whatsoever, execute and deliver to Company -such documentation (e.g., UCC-3s) as is reasonable"and necessary to evidence the termination of the Security Interest. -

      I.    MISCELLANEOUS

            1.    Taxes; Tax Withholding.

                  Personal property taxes, taxes on Inventory and Manufacturing Inventory, and all other taxes or charges on Company's property shall be paid by Company; and if such taxes or charges should be assessed to EMD, then Company shall pay to EMD all sums required to discharge such liability. If taxes (e.g~, sales, use, excise, value added) of any kind are or


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


should hereafter become applicable to the services to be rendered or the transactions contemplated by this Agreement, then such taxes shall be added to the charges to be paid by Company hereunder, and Company agrees to pay same at the time when the invoice to which they pertain is due. EMD shall have the right to withhold from sums otherwise payable hereunder such amounts, if any, as may be required under the laws, regulations or judicial or administrative orders of any jurisdiction in the Territory, including (without limitation) all taxing authorities. Nothing in this Agreement shall require EMD to perform any act or pay any monies which act or payment would violate the laws, regulations, or judicial or administrative orders of any jurisdiction in the Territory.

            2.    Cure.

                  Neither party shall be in material breach of any of its obligations hereunder unless and until the other party shall have given specific written notice describing in detail the breach, and the notified party shall have failed to cure that breach within thirty (30) days after receipt of such written notice.

            3.    Independent Contractor Relationship.

                  The relationship between EMD and Company hereunder shall at all times be that of independent contractors, and nothing contained herein shall render or constitute the parties joint venturers, partners or fiduciaries of each other.

            4.    Public Statements.

                  Company shall seek EMD's prior approval of all public statements or written materials referring to this Agreement or the Stock Issuance Agreement.

            5.    Waiver.

                  The waiver by any party of any term or condition of this Agreement, or any part hereof, shall not be deemed a waiver by such party of any other term or condition of this Agreement, or of any later breach of this Agreement or of any part thereof.

            6.    Severability.

                  If any part of this Agreement is determined to be void, invalid, inoperative or unenforceable by a court of competent jurisdiction or by any other legally constituted body having jurisdiction to make such determination, such decision shall not affect any other provisions hereof, and the remainder of this Agreement shall be effective as though such void, invalid, inoperative or unenforceable provision had not been contained herein.

            7.    Counterparts.

                  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

            8.    Assignment.

                  Company may not assign this Agreement, or any part hereof, or any of its rights hereunder, to any person without the prior written consent of EMD. EMD may assign all of its rights and duties under this Agreement, upon giving written notice thereof to Company, to any parent, subsidiary, affiliated or successor Person, or to any Person acquiring all or substantially all of EMD's assets, and upon such assignment EMD shall be relieved of its obligations hereunder.

            9.    Applicable Law.

                  This Agreement shall be governed by the laws of the State of New York applicable to contracts made and to be performed in the State of New York, without regard to the choice of law principles thereof. The jurisdiction and venue for any judicial proceeding regarding or pertaining to this Agreement shall lie in the federal or state courts of New York or Los Angeles counties.

            10.   Entire Agreement.

                  This Agreement constitutes the entire agreement between EMD and Company with respect to the subject matter hereof, all prior negotiations and understandings being merged herein. No person acting or purporting to act on behalf of either party has made any promises or representations upon which the other has relied, except those expressly found herein. This Agreement may only be altered by an instrument in writing, executed by authorized officers of all of the parties.

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

2KSounds.com                             EMI Music Distribution, a division of
                                         Capitol Records, Inc.


By:  _________________________________   By:  _________________________________
Name:                                    Name:
Title:                                   Title:

Address:                                 Address:
21700 Oxnard Street, Suite 1030          21700 Oxnard Street, Suite 700
Woodland Hills, CA 91367                 Woodland Hills, CA 91367

In consideration of EMI Music Distribution ("EMD") executing this Agreement and as a further inducement for EMD to do so (it being to the benefit of the undersigned that EMD execute same), the undersigned hereby assents to the execution of this Agreement by 2KSounds.com, agrees to be bound thereby, and irrevocably and unconditionally guarantees, up to a maximum of $200,000, the full payment and performance of all obligations of 2KSounds.com under this Agreement.

AGREED:



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